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                                   Exhibit 5

                               OPINION OF COUNSEL
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                                                                       EXHIBIT 5

                         LEBOEUF, LAMB, GREENE & MACRAE
                                     L.L.P.
      A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                               50 N. LAURA STREET
                                   SUITE 2800
                         JACKSONVILLE, FL   32202-3650
                                 (904) 354-8000
                           FACSIMILE: (904) 353-1673

                                 July 25, 1996


FPIC Insurance Group, Inc.
1000 Riverside Avenue
Jacksonville, FL  32204

Ladies and Gentlemen:

         We have acted as counsel to FPIC Insurance Group, Inc., a Florida corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale of 120,000 shares of the Company's common stock, par value $0.10 per share (the "Common Stock"), pursuant to the Florida Physicians Insurance Company Employee Stock Purchase Plan (the "Plan").

         We have examined such documents, corporate records and other instruments, and have made such other and further investigations as we have deemed relevant and necessary for the purposes of this opinion. We have assumed, without inquiry, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with authentic original documents of any copies thereof submitted to us for our examination.

         Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

         1. The Company has been incorporated under the laws of the State of Florida and the Company's status is active.

         2. The Common Stock will be legally issued, fully paid and non-assessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Common Stock shall have been issued and sold in the manner contemplated by the Plan; and
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FPIC Insurance Group, Inc.
July 25, 1996
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(iii) certificates representing the Common Stock shall have been executed, countersigned and registered and delivered to the purchasers against payment of the agreed consideration therefor.

         The opinions rendered herein are limited to the laws of the State of Florida and the Federal laws of the United States.

         This opinion is being delivered in connection with the Registration Statement and, accordingly, may not be used for any other purpose without our prior written consent. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law that may hereafter occur.

         We hereby consent to the use of our name in the Registration Statement as counsel who will pass upon the legality of the Common Stock for the Company and as having prepared this opinion, and to the use of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name as counsel for the Company and to any references to this firm in the prospectus that constitutes part of the Registration Statement.

         In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,



                                        LeBoeuf, Lamb, Greene & MacRae, L.L.P